EXHIBIT 10.1
CONSULTING AGREEMENT
CONSULTING AGREEMENT
          This Consulting Agreement (the “Agreement”) is entered into as of the 10th day of July, 2006 (the “Effective Date”), by and between ProLink Solutions, LLC (the “Company”), a Delaware limited liability company, and Andrew L. Wing (the “Service Provider”), an individual, (together, the “Parties”).
          WHEREAS, the Company desires to retain the Service Provider to render certain services to the Company and the Service Provider desires to be so retained by the Company and to perform the services specified herein, all in accordance with the terms and conditions of this Agreement.
          NOW, THEREFORE, in consideration of the premises, conditions and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Company and the Service Provider agree as follows:
1. PROFESSIONAL SERVICES
     1.1 Statement of Work. The Company hereby engages the Service Provider to provide certain advertising sales services for the Company’s FPS golf course management systems(the “Services”) to the Company during the term of this Agreement, and the Service Provider hereby accepts such engagement.
     1.2 Location and Access. Except as otherwise stated herein, the Service Provider may perform the Services at the Company’s premises, the Service Provider’s premises or such other premises that the Company and the Service Provider may deem appropriate. The Company shall permit the Service Provider to have reasonable access to the Company’s premises, personnel and other resources for the purposes of performing the Services at the Company’s premises.
     1.3 Records and Reports. The Service Provider shall keep accurate records of his activities under this Agreement and shall make such records available to the Company upon request. The Service Provider shall also provide the Company with such other reports that the Company may periodically request during the term of this Agreement.
     1.4 Workplace Rules. The Service Provider shall comply with the Company’s workplace rules and security procedures in effect from time to time at any Company facility where the Service Provider performs Services hereunder.
     2. PAYMENT
     The Company agrees to compensate the Service Provider for the Services that he performs pursuant to this Agreement in accordance with the payment terms set forth below:
     2.1 Commission. The Company will pay the Service Provider, the following commissions based on the Gross Revenue (defined as gross revenue minus all agency and third party fees properly allocable to such revenue in accordance with Generally Accepted Accounting

Principles) received by the Company with respect to any advertiser that purchases advertising on the Company’s golf course management systems:
     (a) 5% of the Gross Revenue from any advertising client during the first three years such client advertises on the Company’s systems; and
     (b) 2% of the Gross Revenue from any advertising client during the next two years such client advertises on the Company’s systems.
Following the anniversary date of the fifth year that any advertising client advertises on the Company’s systems, such client shall become a “house” client and no further commissions will be paid to Service Provider.
     2.2 Payment of Commission. Commission will be payable quarterly upon receipt of payment from Advertiser. Alternatively, Service Provider may elect to take his Commission in the form of warrants to purchase the common stock of ProLink Holding Corp., the Company’s parent. In the event of such election, the Commission will be divided by the value of a five-year warrant at market price on the day of election. In addition, a 15% bonus will be added to the number of warrants to be received if such election is made.
     2.3 Expenses. The Company shall reimburse the Service Provider for any reasonable, authorized travel, lodging, sustenance and other approved out-of-pocket expenses incurred by him in the course of performing hereunder, provided that the Service Provider furnishes the Company with specific documentation therefore. Any approved travel, lodging and sustenance expenses shall be subject to the Company’s then current standard Travel and Entertainment Policy, as amended from time to time.
     3. PROHIBITED COMPETITION
     3.1 Certain Acknowledgements and Agreements.
     (a) The Parties have discussed, and the Service Provider recognizes and acknowledges, the competitive and proprietary aspects of the business of the Company and any parent, subsidiary and affiliate of the Company (collectively with the Company, the “Company Group”).
     (b) The Service Provider acknowledges that a business shall be deemed competitive with the Company Group if it performs any of the services or manufactures or sells any of the products provided or offered by the Company Group or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services or products, which services or products were performed, produced, manufactured, distributed, sold, under development or planned by the Company Group during the period while the Service Provider performed Services hereunder in the golf industry.
     (c) The Service Provider further acknowledges that, while the Service Provider performs Services hereunder, the Company shall furnish, disclose or make available to the Service Provider Confidential Information (as defined below) related to the business of the Company Group and that the Company may provide the Service Provider with unique and specialized training. The Service Provider also acknowledges that such Confidential Information and such training have been developed and shall be developed by the Company Group through the expenditure by the Company Group of substantial time, effort and money and that all such Confidential Information and training could be used by the Service Provider to compete with the Company Group. The Service Provider also acknowledges that if the Service Provider provides services to, or becomes employed or affiliated with, any competitor of the Company Group in violation of the Service Provider’s obligations in this Agreement, it is inevitable that the Service Provider would disclose the Confidential Information to such competitor and would use such Confidential Information, knowingly or unknowingly, on behalf of such competitor.
     (d) For purposes of this Agreement, “Confidential Information” means confidential and proprietary information of the Company Group, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any other scientific, technical or trade secrets of the Company Group or of any third party provided to the Service Provider or the Company Group under a condition of confidentiality, provided that Confidential Information shall not include information that is in the public domain other than through any fault or act by the Service Provider. The term “trade secrets,” as used in this Agreement, shall be given its broadest possible interpretation under the law of Arizona and shall include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.
     3.2 Non-Competition; Non-Solicitation. While the Service Provider performs Services hereunder and for a period of two years following the termination of the Service Provider’s engagement hereunder for any reason or for no reason, the Service Provider shall not, without the prior written consent of the Company:
     (a) For himself or on behalf of any other person or entity, directly or indirectly, either as principal, partner, stockholder, officer, director, member, employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, provide services to or consult with, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is competitive with the business of the Company Group in the golf industry (each, a “Restricted Activity”) within any territory in which the Company or its distributors sells its products or services, except that (A) nothing contained herein shall preclude the Service Provider from purchasing or owning securities of any such business if such securities are publicly traded, and provided that the Service Provider’s holdings do not exceed 1% of the issued and outstanding securities of any class of securities of such business and (B) nothing contained herein shall prohibit the Service Provider from engaging in a Restricted Activity for or with respect to any subsidiary, division or affiliate or unit (each, a “Unit”) of an entity if that Unit is not engaged in any business which is competitive with the business of the Company Group, irrespective of whether some other Unit of such entity engages in such competition (as long as the Service Provider does not engage in a Restricted Activity for such other Unit);
     (b) Either individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company Group, any customers or patrons of the Company Group, or any prospective customers or patrons with respect to which the Company Group has developed or made a sales presentation (or similar offering of services);
     (c) Either individually or on behalf of or through any third party, directly or indirectly, (i) solicit, entice or persuade or attempt to solicit, entice or persuade any employee of or consultant to the Company Group to leave the service of the Company Group for any reason, or (ii) employ, cause to be employed, or solicit the employment of, any employee of or consultant to the Company Group while any such person is providing services to the Company Group or within six months after any such person has ceased providing services to the Company Group; or
     (d) Either individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company Group and any vendor or supplier to the Company Group.
     3.3 Reasonableness of Restrictions. The Service Provider further recognizes and acknowledges that (i) the types of activities which are prohibited by this Section 3 are narrow and reasonable in relation to the skills which represent the Service Provider’s principal salable asset both to the Company Group and to the Service Provider’s other prospective clients and (ii) the time period and the specific but broad geographical scope of the provisions of this Section 3 is reasonable, legitimate and fair to the Service Provider in light of the Company Group’s need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company Group’s business profitable and in light of the limited restrictions on the types of activities prohibited herein compared to the types of activities for which the Service Provider is qualified to earn the Service Provider’s livelihood.
     3.4 Survival of Acknowledgements and Agreements. The Service Provider’s acknowledgements and agreements set forth in this Section 3 shall survive the termination of this Agreement and the termination of the Service Provider’s service hereunder for any reason or for no reason.
     4. PROTECTED INFORMATION
     The Service Provider shall at all times, both during the period while the Service Provider performs Services hereunder and after the termination of this Agreement and the termination of the Service Provider’s engagement hereunder for any reason or for no reason, maintain in confidence and shall not, without the prior written consent of the Company, use, except in connection with the provision of Services hereunder or by court order, disclose or give to others any Confidential Information. In the event the Service Provider is questioned by anyone not employed by the Company Group or by an employee of or a consultant to the Company Group not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, the Service Provider shall promptly notify the Company. The terms of this Section 4 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that the Service Provider may have relating to the protection of the Company Group’s Confidential Information. The terms of this Section 4 shall survive indefinitely any termination of this Agreement and/or any termination of the Service Provider’s engagement hereunder for any reason or for no reason.
     5. OWNERSHIP OF IDEAS, COPYRIGHTS AND PATENTS
     5.1 Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, and formulae (collectively, the “Inventions”) which may be used in the current or planned business of the Company Group or which in any way relates to such business, whether patentable, copyrightable or not, which the Service Provider may conceive, reduce to practice or develop while the Service Provider performs Services hereunder (and, if based on or related to any Confidential Information, within two years after termination of Service Provider’s engagement hereunder for any reason or for no reason), alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company’s premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company or otherwise, shall be the sole and exclusive property of the Company Group, and the Service Provider shall not publish any of the Inventions without the prior written consent of the Company. Without limiting the foregoing, the Service Provider also acknowledges that all original works of authorship which are made by the Service Provider (solely or jointly with others) within the scope of the Service Provider’s service hereunder or which relate to the business of the Company Group and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). The Service Provider hereby assigns to the Company all of the Service Provider’s right, title and interest in and to all of the foregoing. The Service Provider further represents that, to the best of the Service Provider’s knowledge and belief, none of the Inventions shall violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that the Service Provider shall use the Service Provider’s best efforts to prevent any such violation.
     5.2 Cooperation. At any time during the Service Provider’s service hereunder or after the termination of the Service Provider’s engagement hereunder for any reason or for no reason, the Service Provider shall cooperate fully with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any Inventions described in Section 5.1, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company shall bear the expense of such proceedings, and that any patent or other legal right so issued to the Service Provider personally shall be assigned by the Service Provider to the Company without charge by the Service Provider.

     5.3 Licensing and Use of Inventions. With respect to any Inventions, and work of any similar nature (from any source), whenever created, which the Service Provider has not prepared or originated in the performance of the Service Provider’s Services hereunder, but which the Service Provider provides to the Company or incorporates in any Company product or system, the Service Provider hereby grants to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. The Service Provider shall not include in any Inventions the Service Provider delivers to the Company or uses on its behalf, without the prior written approval of the Company, any material which is or may be patented, copyrighted or trademarked by the Service Provider or others unless the Service Provider provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.
6. DISCLOSURE TO THIRD PARTIES
     The Service Provider shall provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in Sections 3, 4 and 5 of this Agreement to any business or enterprise which the Service Provider may, directly or indirectly, own, manage, operate, finance, join, control or in which the Service Provider may participate in the ownership, management, operation, financing, or control, or with which the Service Provider may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.
7. SERVICE PROVIDER WARRANTIES
     The Service Provider warrants and represents to the Company as follows:
(i)	The execution and performance of this Agreement shall not constitute a breach or default under any contract or instrument to which the Service Provider is a party, or by which he is bound, and the Service Provider is under no contractual or other obligation to any third party which would prevent or limit his performance of Services under this Agreement;

(ii)	The Service Provider is free at the present time to disclose to the Company, without breach of any obligation to a third party, any and all information, ideas, suggestions, developments, or know-how that the Service Provider shall divulge in performing the Services under this Agreement; and

(iii)	The Service Provider has complied and shall comply with all federal, state, and local laws regarding business permits and licenses that may be required to carry out the Services to be performed under this Agreement.
8. INDEMNITY
     The Service Provider agrees that he shall defend, at his own expense, and shall indemnify and hold harmless the Company, its predecessors and successors, all of its past, present and future shareholders, directors, officers, employees, customers, representatives, attorneys, agents, and assigns, and all of its affiliates, subsidiaries, parent or controlling corporations, and their affiliates and subsidiaries, or any other entity through which it conducts business, from and against any and all damages, demands, expenses, claims, liabilities, injuries, suits, and proceedings, including, without limitation, attorneys’ fees, that any of them may incur as a result of (i) the Service Provider’s breach of this Agreement, (ii) any act or omission of the Service Provider, (iii) a breach of any obligation by the Service Provider to a third party during the performance of the Services under this Agreement, or (iv) a violation of any federal, state or local law, regulation, or ordinance by the Service Provider.
9. LIMITATION OF LIABILITY
     IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SERVICE PROVIDER OR ANY THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SERVICE PROVIDER FOR DIRECT DAMAGES IN EXCESS OF THE AMOUNTS PAID UNDER THIS AGREEMENT FOR THE SERVICES WHICH ARE THE SUBJECT OF THE CLAIM.
10. TERM AND TERMINATION
     10.1 Term. This Agreement shall be effective on the Effective Date and shall continue in full force and effect on a month-to-month basis unless earlier terminated as permitted herein.
     10.2 Termination for Convenience. The Company may terminate this Agreement at any time upon written notice to the Service Provider. Upon termination, the Service Provider shall not be entitled to receive any further payments other than for Services rendered to, and costs and expenses incurred on behalf of, the Company prior to the date of termination of this Agreement.
     10.3 Termination for Breach. If one party defaults in the performance of, or fails to perform, any of its material obligations under this Agreement, and such default is not remedied within 30 days of the receipt of written notice from the non-defaulting party, then the non-defaulting party shall have the right to terminate this Agreement upon written notice and avail itself of any and all rights and remedies to which it may be entitled in accordance with the applicable provisions of Section 12.
     10.4 Termination for Bankruptcy. Either party may terminate this Agreement effective immediately without liability upon written notice to the other if any one of the following events occurs: (i) the other party files a voluntary petition in bankruptcy or an involuntary petition is filed against it, (ii) the other party is adjudged a bankrupt, (iii) a court assumes jurisdiction of the assets of the other party under a federal reorganization act, (iv) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other party, (v) the other party becomes insolvent or suspends business, or (vi) the other party makes an assignment of its assets for the benefit of its creditors.

     10.5 Return of Company Materials. Upon expiration or termination of this Agreement for any reason, or at any time upon request by the Company, the Service Provider shall immediately return to the Company all property belonging to the Company Group, including without limitation all Confidential Information in the Service Provider’s possession or control, any and all notes, drawings, lists, memoranda, magnetic disks or tapes, or other recording media containing such Confidential Information, whether alone or together with nonconfidential information, all documents, reports, files, memoranda, records, software, credit cards, door and file keys, computer access codes, disks and instructional manuals, or any other physical or personal property that the Service Provider received, prepared, or helped prepare in connection with his performance of Services under this Agreement. If any such property is not in the Service Provider’s possession and control, the Service Provider shall use his best efforts to obtain and return the same and the Service Provider shall not retain any copies, duplicates, reproductions, or excerpts thereof, nor shall he show or give any of the above to any third party.
     10.6 Survival. Termination or expiration of this Agreement shall not cancel or terminate any rights and/or obligations which arose prior to the effective date of such termination or expiration and which must continue to give effect to their meaning at the time such right and/or obligation arose.
11. NOTICES
     All notices, requests, consents and other communications hereunder which are required to be provided, or which the sender elects to provide, in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopier or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth below, (ii) if made by telecopier or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

If to the Company:	If to the Service Provider:

ProLink Solutions, LLC	Andrew Wing
410 South Benson Lane
Chandler, AZ 85224

Attn: President
Facsimile: (480)961-8537	Facsimile:
12. GENERAL
     12.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
     12.2 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Parties hereto.
     12.3 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
     12.4 Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which the Service Provider is principally involved. The Service Provider’s rights and obligations under this Agreement may not be assigned without the prior written consent of the Company and any such attempted assignment by the Service Provider without the prior written consent of the Company shall be void.
     12.5 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the Parties hereto and shall inure to the benefit of their respective successors and permitted assigns. Nothing in this Agreement shall be construed to create any rights or obligations except between the Parties hereto, the Company Group and the parties entitled to indemnification pursuant to Section 8 hereof, and no other person or entity shall be regarded as a third-party beneficiary of this Agreement.
     12.6 Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the law of the the State of Arizona, without giving effect to the conflict of law principles thereof.
     12.7 Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement that is not subject to the arbitration pursuant to Section 12.8 below shall be brought in the courts of the State of Arizona or of the Federal District Court of Arizona. By execution and delivery of this Agreement, each of the Parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 11 hereof.
     12.8 Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, other than a controversy, dispute or claim arising under Section 3, 4 or 5 hereof, shall be settled by final and binding arbitration to be conducted in Maricopa County, Arizona pursuant to the national rules for the resolution of employment disputes of the American Arbitration

Association then in effect. The decision or award in any such arbitration shall be final and binding upon the Parties and judgment upon such decision or award may be entered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance of such decision or award and an order of enforcement. In the event that any procedural matter is not covered by the aforesaid rules, the procedural law of the State of Arizona shall govern. Any disagreement as to whether a particular dispute is arbitrable under this Agreement shall itself be subject to arbitration in accordance with the procedures set forth herein.
     12.9 Waiver Of Jury Trial. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT THAT IS NOT SUBJECT TO ARBITRATION PURSUANT TO SECTION 12.8 ABOVE SHALL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE PARTIES WAIVES ANY RIGHT TO A JURY TRIAL THEREOF.
     12.10 Severability. The Parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.
     12.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.
     12.12 Injunctive Relief. The Service Provider hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in Section 3, 4 or 5 of this Agreement shall result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 3, 4 or 5 of this Agreement. The period during which the covenants contained in Section 3 shall apply shall be extended by any periods during which the Service Provider is found by a court to have been in violation of such covenants.
     12.13 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
     12.14 Independent Contractor. The Company and the Service Provider agree that the relationship of the Service Provider to the Company is at all times that of an independent contractor and not that of an employee, partner or joint-venturer of or with the Company. The Service Provider hereby acknowledges that he is not, and shall not be, entitled to any benefits that may be afforded to employees of the Company from time to time, including, without limitation, any insurance, employee benefit plans or Company policies that may be in effect from time to time.
     12.15 Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of the other party’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.
     12.16 Counterparts. This Agreement may be executed in one or more counterparts, and by different Parties hereto on separate counterparts, as well as via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12.17 Opportunity to Review. The Service Provider hereby acknowledges that the Service Provider has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that the Service Provider has had the opportunity to consult with counsel of the Service Provider’s own choosing regarding such terms. The Service Provider further acknowledges that the Service Provider fully understands the terms of this Agreement and has voluntarily executed this Agreement.
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     IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the Effective Date.

PROLINK SOLUTIONS, LLC

/s/ Lawrence D. Bain	/s/ Andrew L. Wing
Lawrence D. Bain	Andrew L. Wing

President and CEO